Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*

      In connection with the Annual Report of TranSwitch Corporation (the “Company”) on Form 10-K for the year ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. M. Ali Khatibzadeh, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Dr. M. Ali Khatibzadeh
Dr. M. Ali Khatibzadeh
Chief Executive Officer and President
March 16, 2010

*
A signed original of this written statement required by Section 906 has been provided to TranSwitch Corporation and will be retained by TranSwitch Corporation and furnished to the Securities and Exchange Commission or its staff upon request.